Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2022, relating to the financial statements of BlackSky Technology Inc., appearing in the Annual Report on Form 10-K of BlackSky Technology Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
McLean, VA
October 14, 2022